EXHIBIT 10.58
KB HOME
2010 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
This Stock Option Agreement (“Agreement”) is made on [DATE] (“Award Date”) by and between KB Home, a Delaware corporation (“Company”), and [NAME] (“Holder”). Capitalized terms used in this Agreement and not defined herein have the respective meanings given to them in the KB Home 2010 Equity Incentive Plan (“Plan”).
AGREEMENT
1. Subject to the terms of the Plan and this Agreement, the Company hereby grants to Holder an option (“Option”) to purchase from the Company an aggregate of [SHARE #] shares of Common Stock, $1.00 par value per share, of the Company, at the purchase price of $XX.XX per share, the Option to be exercisable as hereinafter provided. A copy of the Plan is attached hereto and/or is available upon request, and is made a part hereof.
2. The Option shall vest and be exercisable in accordance with the dates and terms specified in the following vesting schedule so long as Holder does not experience a Termination of Service prior to the applicable vesting dates set forth below:

On		Shares Subject to Purchase
[DATE]		33 1/3% of Grant
[DATE]	an additional	33 1/3% of Grant
[DATE]	an additional	33 1/3% of Grant
3. Without limiting the generality of Section 1 above, it is understood and agreed that the Option is subject to the following additional terms and conditions and to the terms and conditions of the Plan:
(a) 100% of the Option will vest and become immediately exercisable upon Holder’s Retirement. “Retirement” means severance from employment with the Company and its Affiliates for any reason other than a leave of absence, termination for cause, death or disability, at such time as the sum of Holder’s age and years of service with the Company and its Affiliates equals at least 65 or more, provided that Holder is then at least 55 years of age. The Company shall have the sole right to determine whether Holder’s severance from employment constitutes a Retirement.
(b) The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the limitations on acceleration of vesting set forth in the Plan. If and to the extent so accelerated, the applicable balance of the Option shall vest as of the date or upon the occurrence of the condition specified by the Committee.

(c) The Option, to the extent vested, shall in any event cease to be exercisable and shall expire and terminate to the extent not exercised on the earlier of (1) the close of business on [DATE]; (2) 90 calendar days after Holder’s Termination of Service for any reason other than for cause (as determined by the Company) or Retirement; (3) the date specified in subsection (c)(1) of this Section 3 in the event of the Holder’s Retirement, or (4) five calendar days after the date of Holder’s Termination of Service if for cause (as determined by the Company). Notwithstanding the foregoing, in the event of the death of Holder (i) while employed by the Company or its Affiliates or (ii) following a Termination of Service for any reason other than for cause or Retirement but prior to the scheduled termination of the Option, then the Option (to the extent vested at the time of Holder’s death) will terminate on the earlier of (x) one year from the date of death or (y) the date specified in subsection(c)(1) of this Section 3.
(d) The Option may not be sold, pledged, assigned or transferred in any manner other than as permitted by the Plan.
(e) Holder shall have none of the rights of a stockholder of the Company with respect to shares of Common Stock subject to the Option until Holder becomes the record owner of such shares following exercise of the Option in accordance with the terms of this Agreement.
4. Any exercise of the vested Option shall be made by giving the Company written or electronic notice of exercise specifying the number of shares to be purchased. The notice of exercise shall be accompanied by any additional documents required under the Plan and by full payment of the purchase price and any applicable withholding taxes. Payment may be made by (a) cash or check, (b) shares of Common Stock owned by Holder (which are not the subject of any pledge or other security interest) having a Fair Market Value (as defined in the Plan) on the date of delivery equal to the aggregate payment required, or (c) delivery of a written or electronic notice that Holder has placed a market sell order with a broker with respect to shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payment required (so long as payment of such net proceeds is then made to the Company upon settlement of such sale); provided that Holder may elect to have the Company withhold shares otherwise issuable upon exercise of the Option in satisfaction of any applicable tax withholding obligation.
5. Neither the execution and delivery hereof nor the granting of the Option shall confer upon Holder any right to be employed or engaged in any capacity by the Company or any Affiliate, or to continue in such employment or engagement, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge the Holder at any time.
6. The Option is subject to all of the terms and conditions of the Plan, including without limitation, any terms, rules, or determinations made by the Committee pursuant to its authority under the Plan and Plan provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.

7. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Holder or other subsequent transfers by Holder of any shares of Common Stock issued to Holder as a result of the exercise of this Option, including without limitation (a) restrictions under an insider trading or other Company policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Holder and others following a public offering of the Company’s stock, (c) stock ownership or holding requirements and (d) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
8. Any notice given hereunder to the Company shall be addressed to the Company at its corporate headquarters, attention Senior Vice President, Human Resources, and any notice given hereunder to Holder shall be addressed to Holder at Holder’s address as shown on the records of the Company.
9. Holder agrees to be bound by the terms and conditions of this Agreement and of the Plan and that in the event of any conflict in terms between this Agreement and the terms of the Plan, the terms of the Plan shall prevail.
10. This Agreement will be construed, administered and enforced in accordance with the laws of the State of California. This Agreement and the grant of the Option evidenced hereby shall be subject to rescission by the Company if an executed original of this Agreement is not received by the Company within four weeks of the Award Date.
11. The Option is intended to be exempt from the requirements of Section 409A of the Code, and this Agreement shall be interpreted in a manner consistent with such intent. Notwithstanding anything to the contrary in the Plan or in this Agreement, Holder agrees that Holder shall be solely responsible for the satisfaction of all taxes, interest and penalties that may be imposed on Holder or for Holder’s account in connection with the Option (including without limitation any taxes, interest and penalties under Section 409A), and neither the Company nor its Affiliates shall have any obligation to reimburse, indemnify or otherwise hold Holder harmless from any or all of such taxes, interest or penalties.
IN WITNESS WHEREOF, the Company, by its duly authorized officer, and Holder have executed this Agreement as of the day and year first above written.

KB HOME
By:	[NAME]
[TITLE]

HOLDER:
By:
[RECIPIENT]

Date: